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                                                                  EXHIBIT 10(xx)

                    SECOND AMENDMENT TO CREDIT AGREEMENT AND
                     FIRST AMENDMENT TO US PLEDGE AGREEMENT

            SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO US PLEDGE AGREEMENT (this "Amendment"), dated as of November 17, 2000, among THE ALPINE GROUP, INC. (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), FLEET NATIONAL BANK (formerly known as Fleet Bank, N.A.), as Syndication Agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY ("BTCo"), as Administrative Agent (in such capacity, the "Administrative Agent") and as Collateral Agent (in such capacity, the "Collateral Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

            WHEREAS, the Borrower, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of November 23, 1999 (as amended by the First Amendment and Waiver thereto, dated November 1, 2000, the "Credit Agreement");

            WHEREAS, the Borrower and the Collateral Agent, are parties to a US Pledge Agreement, dated as of November 23, 1999 (the "US Pledge Agreement");

            WHEREAS, the Borrower has determined that it is in its best interests to seek to sell (through a series of individual sales) all of the Cookson Shares it owns over a 120 day period;

            WHEREAS, the Borrower has requested that the Lenders consent to such sales of Cookson Shares as provided herein; and

            WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to modify the Credit Agreement and the US Pledge Agreement as follows;

            NOW, THEREFORE, it is agreed:

            1. The Lenders hereby waive any Default or Event of Default that has arisen solely as a result of the Borrower failing to comply, but only for periods occurring prior to the Second Amendment Effective Date (as hereinafter defined), with the provisions of Sections 8.01(j) and 9.07 of the Credit Agreement.

            2. Notwithstanding anything to the contrary contained in Sections 1.01(a), 1.01(b) and 2.02 of the Credit Agreement, at no time during the period from the Second Amendment Effective Date to February 28, 2001 (such period, the "Interim Period") shall (i) the aggregate principal amount of Revolving Loans incurred by the Borrower from any Lender

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during the Interim Period and then outstanding exceed that amount which, when added to the product of (x) such Lender's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings at such time relating to Letters of Credit issued during the Interim Period (exclusive of Unpaid Drawings related thereto which are repaid with proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and (II) the aggregate principal amount of all then outstanding Swingline Loans incurred during the Interim Period (exclusive of Swingline Loans incurred during the Interim Period which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective Revolving Loans), equals the product of (1) such Lender's Percentage and (2) the lesser of $7,000,000 and 20% of the Net (Taxes and Sales Commissions) Proceeds from all theretofore consummated sales of Cookson Shares during the Interim Period (such lesser amount as from time to time in effect being hereinafter referred to as the "Available Amount"), (ii) the aggregate principal amount of all Revolving Loans incurred by the Borrower from all the Lenders during the Interim Period and then outstanding exceed that amount which, when added to the sum of (x) the aggregate amount of all Letter of Credit Outstandings at such time relating to Letters of Credit issued during the Interim Period (exclusive of Unpaid Drawings related thereto which are repaid with proceeds of, and simultaneously with the incurrence of, Revolving Loans) and (y) the aggregate principal amount of all then outstanding Swingline Loans incurred during the Interim Period (exclusive of any such Swingline Loans which are repaid with the proceeds of, and simultaneously with the occurrence of, the respective incurrence of Revolving Loans), equals the Available Amount at such time, (iii) the aggregate principal amount of all outstanding Swingline Loans incurred by the Borrower during the Interim Period (exclusive of any such Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) exceed (x) that amount which, when added to the sum of (I) the aggregate principal amount of all then outstanding Revolving Loans incurred during the Interim Period and (II) the aggregate amount of all Letter of Credit Outstandings at such time relating to Letters of Credit issued during the Interim Period (exclusive of Unpaid Drawings related thereto which are repaid with proceeds of, and simultaneously with the incurrence of, Swingline Loans), equals the Available Amount at such time or (y) the Maximum Swingline Amount or (iv) any Letter of Credit be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time relating to Letters of Credit issued during the Interim Period (exclusive of Unpaid Drawings related thereto which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed $5,000,000 or which, when added to the sum of the aggregate principal amount of all then outstanding Revolving Loans incurred by the Borrower from all the Lenders during the Interim Period (exclusive of any such Revolving Loans which are repaid simultaneously with the respective issuance of any Letter of Credit) and Swingline Loans incurred during the Interim Period (exclusive of any such Swingline Loans which are repaid simultaneously with the respective issuance of a Letter of Credit), would exceed the Available Amount at such time. For the avoidance of doubt, (i) the limitations set forth in this Section 2 shall only be in effect during the Interim Period and shall be in addition to the limitations set forth in Sections 1.01(a), 1.01(b) and 2.02 of the Credit Agreement, and consequently, no Credit Event shall be permitted to occur to the extent that as a result therefrom the limitations set forth in this Section 2 or any such Section of the Credit Agreement are breached, (ii) the Net (Taxes and Sales Commissions) Proceeds from the sale of approximately 6,000,000 shares of Cookson Shares traded on November 10, 2000 and consummated on or about November 20, 2000 (x) shall

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be included in determining the Available Amount pursuant to this Section 2 and
(y) shall be applied on the Second Amendment Effective Date to repay Loans and to reduce Commitments as provided in Sections 3.03(i) and 4.02(g) of the Credit Agreement (after giving effect to this Amendment) and the Borrower shall deposit gross cash proceeds from such sale in an amount equal to the Estimated Tax Amount in respect of such sale into the Escrow Account established pursuant to, and as defined in, the Escrow Account Agreement (as defined below), as required pursuant to Section 4.02(g) of the Credit Agreement (after giving effect to this Amendment).

            3. Section 3.03(b) of the Credit Agreement is hereby amended by (i) inserting the word "Superior" immediately prior to the word "Shares" the first instance such word appears in such Section and (ii) deleting the phrase "(other than cash proceeds from such sales of Shares (other than the Superior Option Shares) up to an aggregate amount which, when added to the aggregate amount of cash proceeds received by the Borrower from the incurrence by it of Indebtedness (other than Loans) which is not (or was not) required to be applied to reduce the Total Commitment pursuant to Section 3.03(c), equals $10,000,000)", appearing therein.

            4. Section 3.03 of the Credit Agreement is hereby further amended by inserting the following new clauses (h) and (i) immediately following clause (g) such Section:

            "(h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the Second Amendment Effective Date the Total Commitment shall be permanently reduced by $20,000,000 and each Lender's Commitment shall be permanently reduced on such date by an amount equal to the product of (x) such Lender's Percentage (calculated immediately prior to the operation of this clause (h)) and (y) $20,000,000.

            (i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) on each date on or after the Second Amendment Effective Date on which the Borrower receives cash proceeds from any sale of PolyVision Shares or Cookson Shares and (ii) on June 30, 2001, to the extent that any funds (including the amount of all investments made with funds on deposit therein) are then on deposit in the Escrow Account (with the aggregate amount thereof being herein called the "Escrow Residual Amount"), the Total Commitment shall be permanently reduced on each such date as (and to the extent) provided in Section 4.02(e), (f) or
      (g), as the case may be."

            5. Clause (c) of Section 4.02 of the Credit Agreement is hereby amended by (i) deleting the ratio "2.00:1.00" each instance such ratio appears therein and in each such instance inserting in lieu thereof the text "the respective ratio set forth in the table appearing in Section 9.07 and opposite the period in which such day falls", (ii) deleting the text "in accordance with the immediately following sentence" and inserting the text "in accordance with
Section 4.02(h)" in lieu thereof, (iii) deleting the second sentence thereof in its entirety and (iv) deleting the text "clause (z) of the immediately preceding sentence" appearing in clause (ii) of the last sentence thereof and inserting the text "clause (iii) of Section 4.02(h)" in lieu thereof.

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            6. Section 4.02 of the Credit Agreement is hereby further amended by adding new clauses (e), (f), (g) and (h) at the end of Section 4.02 thereof:

            "(e) In addition to any other mandatory repayments pursuant to this
      Section 4.02, on each date on or after the Second Amendment Effective Date on which the Borrower receives cash proceeds from any sale of PolyVision Shares, an amount equal to (i) 100% of the Net (Taxes and Sales Commissions) Proceeds therefrom shall be applied as a mandatory repayment of principal of Loans and/or to cash collateralize outstanding Letters of Credit, as provided in Section 4.02(h) and the Total Commitment shall contemporaneously be reduced by an amount equal to 50% of such Net (Taxes and Sales Commissions) Proceeds.

            (f) In addition to any other mandatory repayments pursuant to this
      Section 4.02, on the date of the receipt thereof by the Borrower of cash proceeds from any sale of Cookson Shares, (i) an amount equal to 100% of the Net (Taxes and Sales Commissions) Proceeds shall be applied as a mandatory repayment of principal of Loans and/or to cash collateralize outstanding Letters of Credit as provided in Section 4.02(h) and the Total Commitment shall contemporaneously be reduced in an amount equal to such Net (Taxes and Sales Commissions) Proceeds and (ii) the Borrower shall also deposit gross cash proceeds from any such sale consummated during the Interim Period in an amount equal to the Estimated Tax Amount in respect of such sale into the Escrow Account established pursuant to the Escrow Account Agreement pending distribution of such proceeds in accordance with the terms thereof.

            (g) In addition to any other mandatory repayments pursuant to this
      Section 4.02, on June 30, 2001 an amount equal to 100% of the Escrow Residual Amount, if any, shall be applied as a mandatory repayment of principal of Loans and/or to cash collateralize outstanding Letters of Credit as provided in Section 4.02(h) and the Total Commitment shall contemporaneously be reduced in an amount equal to the Escrow Residual Amount.

            (h) Any prepayment required by Sections 4.02(c), (e), (f) and (g) shall be applied (i) first, to prepay outstanding Swingline Loans, (ii) second, to prepay outstanding Revolving Loans and (iii) third, to the extent all Loans have been prepaid in full, to cash collaterize outstanding Letters of Credit."

            7. Section 6 of the Credit Agreement is hereby amended by inserting the following new subsection 6.05 at the end thereof:

            "6.05 Compliance Certificate. Prior to the making of each Loan and the issuance of each Letter of Credit, in each case during the Interim Period, the Administrative Agent shall have received from the Borrower a certificate in form and substance reasonably satisfactory to the Administrative Agent, in any event, showing compliance with Section 2 of the Second Amendment (and setting forth in reasonable detail supporting calculations therefor)."

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            8. Section 7 of the Credit Agreement is hereby amended by inserting the following new Sections 7.17 and 7.18 at the end thereof:

            "7.17 PolyVision Shares. On the Second Amendment Effective Date, the Borrower owns (i) 6,818,370 shares of common stock of PolyVision Corporation, (ii) 255,000 shares of Preferred Stock Series B 9% convertible at $3.00 per share and (iii) 140,000 shares of Preferred Stock Series C 9% convertible at $2.00 per share and owns no other capital stock or other equity interests of PolyVision Corporation. All such outstanding shares of PolyVision Corporation have been duly and validly issued and are fully paid and nonassessable.

            7.18 Superior Shares. From and after the Second Amendment Effective Date, 100% of the Superior Shares (other than Superior Option Shares) shall have been pledged (and delivered for pledge) pursuant to the terms of the US Pledge Agreement."

            9. Section 9.03 of the Credit Agreement is hereby amended by deleting said Section 9.03 in its entirety and inserting the following new
Section 9.03 in lieu thereof:

            "9.03 Dividends. The Borrower will not authorize, declare, pay or make any Dividends (i) if immediately before or after giving effect to any such action, the Borrower is not in compliance with Section 9.07 (for purposes of this clause (i), determined as if the required Asset Coverage Ratio is the greater of the relevant amount specified in Section 9.07 and 2.00:1.00), (ii) at any time during the Interim Period, or (iii) at any time in the form of any PolyVision Shares or any Pledged Shares or proceeds representing a liquidation or other distribution in return of capital of any PolyVision Shares or any Pledged Shares."

            10. Section 9.06(a) of the Credit Agreement is hereby amended by inserting the word "Superior" immediately prior to the word "Shares" in each instance such word appears therein.

            11. Section 9.06 of the Credit Agreement is hereby further amended by deleting clause (d) thereof in its entirety and inserting the following new clause (d) in lieu thereof:

            "(d) sell or agree to sell any Cookson Shares on or after the Second Amendment Effective Date, provided that the Borrower shall be permitted to sell Cookson Shares from and after such date, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) 100% of the consideration therefor shall be in cash, paid to the Borrower at the closing of such sale and such consideration equal to at least the fair market value (based on the trading price determined by reference to the London Stock Exchange Daily Official List) of the Cookson Shares the subject of such sale and (iii) the Net (Taxes and Sales Commissions) Proceeds are applied to repay Loans and/or to cash collateralize outstanding Letters of Credit (and to reduce the Total Commitment), and to fund the Escrow Account established pursuant to the Escrow

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      Account Agreement in accordance with (and in each case to the extent required by) Sections 4.02(f) and (h)."

It is understood and agreed that, unless expressly permitted above in this
Section 9.06, in no event shall any Pledged Shares be released, sold or otherwise disposed of if at the time thereof (and after giving effect thereto) the Borrower's Asset Coverage Ratio is less than 2.00:1.00.

            12. Section 9.07 of the Credit Agreement is hereby amended by deleting said Section 9.07 in its entirety and inserting the following new
Section 9.07 in lieu thereof:

            "9.07 Asset Coverage Ratio. The Borrower shall not permit the Asset Coverage Ratio at any time during a period set forth below to fall below the ratio set forth opposite such period:

                        Period                            Ratio
                        ------                            -----
            From the Second Amendment
            Effective Date through and
            including December 30, 2000                 1.70:1.00

            From December 31, 2000
            through and including January 30, 2001      1.80:1.00

            From January 31, 2001 through
            and including February 27, 2001             1.90:1.00

            Thereafter                                  2.00:1.00."

            13. The definitions of "Maturity Date" appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting the date "November 24, 2002" and inserting the date "October 31, 2001" in lieu thereof.

            14. Section 11.01 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

            "Escrow Account" shall have the meaning provided in the Escrow Account Agreement.

            "Escrow Account Agreement" shall mean that certain Escrow Account Agreement, dated as of November 17, 2000, among the Borrower, as the Assignor, and the Administrative Agent, as Collateral Agent.

            "Escrow Residual Amount" shall have the meaning provided in Section 3.03(i).

            "Estimated Tax Amount" shall mean, in respect of any sale of Cookson Shares or Polyvision Shares, as the case may be, the estimated marginal increased amount (as determined in good faith by the Borrower) of all foreign, federal, state and local taxes which will be payable in cash during (or within 120 days after) the fiscal year in which the respective sale occurred as a direct consequence of any such sale; provided that in no case shall the Estimated Tax Amount with respect to any sale of Cookson Shares or PolyVision Shares exceed 30% of the Net (Taxes and Sales Commissions) Proceeds (for this purpose, before deducting the Estimated Tax Amount and the Sales Commissions and Brokerage Fees therefrom) of the respective such sale.

            "Interim Period" shall mean the period from the Second Amendment Effective Date to February 28, 2001.

            "Net (Taxes and Sales Commissions) Proceeds" shall mean the gross proceeds from each sale of Cookson Shares or PolyVision Shares, as the case may be, less, in each case, (x) the Estimated Tax Amount and (y) the Sales Commissions and Brokerage Fees related to each such sale.

            "PolyVision Shares" shall mean any of the issued and outstanding capital stock of PolyVision Corporation owned by the Borrower.

            "Sales Commissions and Brokerage Fees" shall mean, in respect of any sale of Cookson Shares or PolyVision Shares, as the case may be, the sales commissions and brokerage fees incurred as a direct consequence of such sale.

            "Second Amendment" shall mean the Second Amendment to this Agreement, dated as of November 17, 2000.

            "Second Amendment Effective Date" shall mean November 17, 2000.

            15. Section 3.1(b) of the US Pledge Agreement is hereby amended by
(i) deleting the text "(x) an amount of Superior Shares having a value of $10,000,000 (as determined on the Effective Date) or (y)" appearing in clause
(b) thereof and (ii) deleting the text "Superior Shares or" appearing in clause
(b) immediately after the text "the Pledgor shall not be required to pledge or deliver any such" appearing therein.

            16. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, both before and after giving effect to this Amendment (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date) and (ii) there exists no Default or Event of Default on and as of the date hereof, both before and after giving effect to this Amendment.

            17. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or other Credit Document.

            18. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed

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and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

            19. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            20. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (i) the Borrower and the Supermajority Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office, (ii) the Administrative Agent shall have received from Proskauer Rose LLP, counsel to the Borrower, an opinion addressed to the Administrative Agent, the Syndication Agent, the Documentation Agent and each of the Lenders, and dated the Second Amendment Effective Date, which opinion shall be in form and substance satisfactory to the Administrative Agent, and cover such matters incident to this Amendment and the transactions contemplated herein and as the Administrative Agent may reasonably request (including, but not limited to, the compliance by the Borrower with Regulation
U), (iii) the Borrower shall have paid to White & Case LLP, counsel to the Administrative Agent, all fees and expenses then due and payable to such counsel, (iv) the Borrower shall have executed an escrow account agreement in the form of the Escrow Account Agreement attached hereto as Annex I (the "Escrow Account Agreement"), (v) the Borrower shall have delivered to the Collateral Agent, as Pledgee under the US Pledge Agreement, all Superior Shares (together with executed and undated stock powers) not heretofore pledged and delivered to the Collateral Agent, (vi) the Borrower shall have established the Escrow Account as provided in Section 2.01 of the Escrow Account Agreement, and (vii) the Borrower shall have paid to the Administrative Agent for the account of each Lender which has executed and delivered the Amendment to the Administrative Agent on or prior to 5:00 p.m. November 17, 2000 an amendment fee equal to 0.15% of the Commitment of each such Lender as in effect on the Second Amendment Effective Date (but after giving effect to reduction to the Total Commitment (and to the Commitment of each Lender) on the Second Amendment Effective Date pursuant to Section 3.03(h) of the Credit Agreement, as amended pursuant to
Section 4 of this Amendment).

            21. From and after the Second Amendment Effective Date, all references in the Credit Agreement and the other Credit Documents to (x) the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby and (y) the US Pledge Agreement shall be deemed to be a reference to the US Pledge Agreement as modified hereby.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                   THE ALPINE GROUP, INC.

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   BANKERS TRUST COMPANY,
                                   Individually, as Administrative Agent and as Collateral Agent

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   FLEET NATIONAL BANK, Individually and as
                                   Syndication Agent

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   BANK OF AMERICA, N.A.,
                                   Individually and as Documentation Agent

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                      THE BANK OF NOVA SCOTIA

                                   By:
                                      -----------------------------------------
                                      Name:
                                     Title:

                            ESCROW ACCOUNT AGREEMENT

            ESCROW ACCOUNT AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of November 17, 2000, among THE ALPINE GROUP, INC. (the "Assignor"), and BANKERS TRUST COMPANY, as Escrow Agent (together with any successor collateral agent, the "Escrow Agent") for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below shall be used herein as so defined.

                              W I T N E S S E T H :

            WHEREAS, the Assignor, as Borrower, the lenders party to the Credit Agreement referred to below, Fleet National Bank (formerly known as Fleet Bank, N.A.), as Syndication Agent (in such capacity, the "Syndication Agent"), Bank of America, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and Bankers Trust Company ("BTCo"), as Administrative Agent (in such capacity, the "Administrative Agent"), are parties to a Credit Agreement, dated as of November 23, 1999 (as amended by the First Amendment and Waiver thereto, dated as of November 1, 2000, the "Credit Agreement"), providing for the making of Loans to the Assignors, all as contemplated therein (the Lenders, the Syndication Agent, the Documentation Agent and the Administrative Agent are herein called the "Secured Creditors");

            WHEREAS, pursuant to Section 9.06(d) of the Credit Agreement (after giving effect to the Second Amendment thereto), on the date of any sale of Cookson Shares consummated during the Interim Period, the Estimated Tax Amount with respect to such sale is required to be deposited by the Assignor into, the Escrow Account (as defined below);

            WHEREAS, the Assignor desires to execute this Agreement to establish the Escrow Account and to grant to the Escrow Agent, for the benefit of the Secured Creditors, a security interest in such account and in all funds from time to time on deposit therein;

            NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Escrow Agent and hereby covenants and agrees with the Escrow Agent, as follows:

            SECTION 1. PLEDGE AND GRANT OF SECURITY INTEREST.

            1.01 Obligations. This Agreement is made by the Assignor for the benefit of the Secured Creditors to secure all of the following:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Assignor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which the Assignor is a party and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents;

                                                                         Annex A
                                                                          Page 2

            (ii) any and all sums advanced by the Escrow Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

            (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Escrow Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and

            (iv) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 10 of this Agreement;

all such obligations, indebtedness, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1.01 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            1.02. Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance when due of all of the Obligations, the Assignor hereby pledges, transfers, grants and assigns to the Escrow Agent for the benefit of the Secured Creditors, a continuing possessory lien and first priority security interest in all of the right, title and interest of the Assignor in and to the Escrow Account (as defined below), together with all investments and funds from time to time therein and/or made with funds therein, and in all cash and non-cash proceeds of any of the foregoing (collectively, the "Collateral"), from the date of the establishment of the Escrow Account until the termination thereof pursuant to the terms hereof.

                SECTION 2. ESTABLISHMENT OF ESCROW ACCOUNT; ETC.

            2.01. Establishment. The Assignor has established in the Escrow Agent's name and for the benefit of the Secured Creditors the following account:
Account No. 30882, Account Name: Escrow Account (the "Escrow Account") for purposes of this Agreement. The Escrow Account is maintained at the Escrow Agent's office located at 130 Liberty Street, New York, New York 10006. The Escrow Account shall be under the sole dominion and control of the Escrow Agent, and the Escrow Agent shall have the sole right to make withdrawals from the Escrow Account and to exercise all rights with respect to the Collateral from time to time therein pursuant to the terms of this Agreement. All moneys delivered to or held by or on behalf of the Escrow Agent pursuant hereto shall be held in the Escrow Account in accordance with the provisions hereof.

            2.02. Deposits to the Escrow Account; Withdrawals from the Escrow Account. The Assignor shall, in accordance with the terms of Section 9.06(d) of the Credit Agreement, deposit into the Escrow Account on the date of the consummation of each sale of any Cookson Shares the Estimated Tax Amount with respect thereto. Withdrawals from the Escrow Account shall be permitted only to the extent provided in Sections 2.03, 3 and/or 11 hereof.

                                                                         Annex A
                                                                          Page 3

            2.03. Withdrawals from the Escrow Account. (a) The Escrow Agent shall from time to time, upon the written request of the Assignor, release funds to the Assignor from the Escrow Account to enable the Assignor to fulfill the tax obligations of the Assignor arising in connection with the sale of Cookson Shares as they become due and payable so long as at the time or prior to any such release the Assignor has delivered to the Escrow Agent a certificate executed by an Authorized Officer of the Assignor certifying (and providing documentation supporting such certification) as to the actual amount of such tax liability and that 100% of the amounts released from the Escrow Account shall be promptly (and in any event within two Business Days) used to pay such tax obligations. It is understood and agreed that so long as the requirements of the immediately preceding sentence have been satisfied, the Assignor shall be entitled to withdraw funds from the Escrow Account solely for the purposes described in such sentence regardless of whether any Default or any Event of Default shall exist at the time of any such withdrawal.

            (b) If on June 30, 2001 any funds remain on deposit in the Escrow Account, then on such date the Escrow Agent shall apply all such amounts to repay outstanding Loans, to cash collateralize outstanding Letters of Credit and to reduce the Total Commitment in accordance with Sections 4.02(g) and (h) of the Credit Agreement.

            (c) The Escrow Agent shall from time to time, upon the written request of the Assignor, release funds from the Escrow Account and deliver same directly to the Administrative Agent under the Credit Agreement so long as 100% of such funds are immediately applied to (i) repay outstanding Loans under the Credit Agreement in accordance with Section 4.01 of the Credit Agreement and
(ii) also to permanently reduce the Total Commitment in a like amount in accordance with Section 3.02 of the Credit Agreement.

            2.04. Investment of Funds Deposited in the Escrow Account. The Escrow Agent will from time to time, at the request of the Assignor, invest funds on deposit in the Escrow Account in Cash Equivalents selected by the Assignor. All investments made pursuant to this Section 2.04 (and any instruments evidencing same), and all proceeds thereof, shall be held in the Escrow Account as part of the Collateral. All such investments shall be made in the name of the Escrow Agent. All risk of loss in respect of investments made pursuant to this Section 2.04 shall be on the Assignor. Under no circumstances shall the Escrow Agent be liable or accountable to the Assignor or any other Person for any decrease in the value of the Escrow Account or for any loss resulting from the investment of the funds deposited therein.

            SECTION 3. REMEDIES .

            In all cases subject to clause (d) of this Section 3, if an Event of Default shall occur and be continuing:

            (a) The Escrow Agent may (i) exercise in respect of all or any portion of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York, and

                                                                         Annex A
                                                                          Page 4

      (ii) withdraw any Collateral from the Escrow Account and apply the same to the Obligations.

            (b) (I) All moneys collected by the Escrow Agent upon any disposition of the Collateral upon or after the occurrence of an Event of Default, together with all other moneys on deposit in the Escrow Account or otherwise received by the Escrow Agent hereunder, shall be applied as follows:

                        (i) first, to the payment of all amounts owing the
            Escrow Agent of the type described in clauses (ii), (iii) and (iv) of Section 1.01 hereof;

                        (ii) second, to the extent proceeds remain after the
            application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 3(b)(IV) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

                        (iii) third, to the extent proceeds remain after the
            application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 3(b)(IV) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                        (iv) fourth, to the extent proceeds remain after the
            application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 11(a) hereof, to the Assignor or to whomever may be lawfully entitled to receive such surplus.

            (II) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean all principal of, and interest on, all Loans, all Unpaid Drawings and all Fees and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

            (III) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 3(b) only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations.

                                                                         Annex A
                                                                          Page 5


            (IV) All payments required to be made hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

            (V) For purposes of applying payments received in accordance with this Section 3(b), the Escrow Agent shall be entitled to rely upon the Administrative Agent under the Credit Agreement for a determination (which the Administrative Agent agrees to provide upon request of the Escrow Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent, in furnishing information pursuant to the preceding sentence, and the Escrow Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

            (c) It is understood that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral applied as provided in preceding clause (b) and the aggregate amount of the Obligations.

            (d) In no event shall, prior to June 30, 2001, the Escrow Agent be entitled to withdraw (or shall any cash or cash equivalents be withdrawn) from the Escrow Account to pay Obligations; it being understood and agreed that the Escrow Agent shall only be entitled to exercise the remedies described under this Section 3 from and after June 30, 2001 and then only if an Event of Default is then in existence and continuing.

            SECTION 4. FURTHER ASSURANCES.

            The Assignor agrees that it will, at any time and from time to time, at its expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that may be necessary or that the Escrow Agent may reasonably request in order to perfect and protect the first priority security interest purported to be created hereby or otherwise to enable the Escrow Agent to exercise and enforce its rights and remedies hereunder.

            SECTION 5. TRANSFERS AND OTHER LIENS.

            The Assignor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any interest hereunder or that the Assignor may purport to have in respect of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any Collateral (except for the security interest purported to be created hereby).

            SECTION 6. ATTORNEY-IN-FACT.

            The Assignor hereby irrevocably appoints the Escrow Agent its attorney-in-fact, with full authority, from and after an Event of Default, in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time in the Escrow Agent's sole discretion to execute any instrument and to take any other action which the Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement or to facilitate the assignment or other transfer by the Escrow Agent of any or all of its rights hereunder, including,

                                                                         Annex A
                                                                          Page 6

without limitation, (i) to receive, endorse and collect all instruments made payable to the Assignor and representing any interest payment or other distribution in respect of the Collateral and to give full discharge for the same, and (ii) to execute and deliver any and all instruments and other documents that the Escrow Agent may request in connection with the exercise by the Escrow Agent of any or all of its rights hereunder.

            SECTION 7. PERFORMANCE BY THE ESCROW AGENT.

            If the Assignor fails to perform any agreement or obligation contained herein, the Escrow Agent itself may perform or cause performance of such agreement or obligation, and the expenses of the Escrow Agent incurred in connection therewith shall be payable to the Escrow Agent by the Assignor.

            SECTION 8. RESPONSIBILITY OF THE ESCROW AGENT.

            Neither the Escrow Agent nor any of its directors, officers, agents, employees, affiliates, representatives or agents shall be liable (i) for any failure to invest or reinvest any cash in the Escrow Account in accordance herewith, provided that such Person shall be liable for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) for any losses incurred by reason of investments made by the Escrow Agent pursuant to Section 2.04 hereof or (iii) for any action taken or omitted to be taken by the Escrow Agent (x) in good faith in accordance with the advice of counsel with respect to any question as to the construction of any provision hereof or any action to be taken by the Escrow Agent hereunder or (y) in accordance with any instructions or other notice which the Escrow Agent believes in good faith to be properly given by the Assignor hereunder.

            SECTION 9. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR.

            The Assignor represents and warrants that: (a) on the date of the deposit of any Collateral in the Escrow Account, it will be the legal, record and beneficial owner of, and will have good and marketable title to, the Collateral subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement and the Security Agreement; (b) it has full corporate power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by the Assignor and constitutes a legal, valid and binding obligation of the Assignor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (d) the pledge, assignment and granting of a security interest in the Escrow Account pursuant to this Agreement creates, and upon the deposit in the Escrow Account of any other Collateral pursuant to this Agreement will create, a valid and perfected first priority security interest in all of the Assignor's rights, title and interest in and to the Escrow Account and the Collateral so deposited, as the case may be, and the proceeds thereof subject to no other lien or encumbrance or to any other agreement purporting to grant any third party a lien or

                                                                         Annex A
                                                                          Page 7

encumbrance on property or assets of such Assignor which would include the Collateral, and no UCC or other filings are required to be made in connection with the foregoing or to perfect the security interests created hereby; (e) no consent of any other party (including, without limitation, any shareholder or creditor of the Assignor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with (except, in each case, as have been obtained or made on or prior to the date hereof), any governmental authority is required to be obtained in connection with the execution, delivery or performance of this Agreement; and
(f) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate or articles of incorporation of the Assignor or of any securities issued by the Assignor, or of any mortgage, indenture, lease, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Assignor is party or which purports to be binding upon the Assignor or upon any of its assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Assignor or any of its Subsidiaries except as contemplated by this Agreement. The Assignor covenants and agrees that it will defend the Escrow Agent's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

            SECTION 10. INDEMNITY.

            10.01. Indemnity. (a) The Assignor agrees to indemnify, reimburse and hold the Escrow Agent, each other Secured Creditor, their respective successors, assigns, employees, agents, servants and affiliates (hereinafter in this Section 10.01 referred to individually as an "Indemnitee," and collectively as the "Indemnitees") harmless from and against any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) of whatsoever kind and nature (for the purposes of this
Section 10.01 the foregoing are collectively called "expenses") imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other document executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any hereof or thereof, or in any way relating to or arising out of the use of the Collateral (whether or not any such action is brought by or on behalf of the Assignor); provided that no Indemnitee shall be indemnified pursuant to this Section 10.01(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 10.01(a) hereof, the Assignor agrees to pay, or reimburse the Escrow Agent for, any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of

                                                                         Annex A
                                                                          Page 8

the Escrow Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Escrow Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 10.01(a) or (b) hereof, the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

            (d) If and to the extent that the obligations of the Assignor under this Section 10.01 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            10.02. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Section 10 shall continue in full force and effect notwithstanding the full payment of all Obligations.

            SECTION 11. TERMINATION; RELEASE.

            Upon the occurrence of the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 10 hereof shall survive any such termination), and the Escrow Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been applied or released pursuant to this Agreement, together with any monies at the time held by the Escrow Agent or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the that date upon the earlier of (i) the date upon which the Total Commitment has been terminated, no Note is outstanding and all Obligations have been paid in full and (ii) the date upon which the Assignor has paid all tax liability arising from the sales of all Cookson Shares consummated during the Interim Period and all proceeds in the Escrow Account required to be applied to repay Loans and/or cash collateralize outstanding Letters of Credit, and to reduce the Total Commitment, in each case pursuant to Section 4.02(g) of the Credit Agreement have been so applied.

                                                                         Annex A
                                                                          Page 9

            SECTION 12. MISCELLANEOUS.

            12.01. All of the covenants, warranties, undertakings and agreements of the Assignor hereunder shall bind the Assignor and its successors or assigns and shall inure to the benefit of the Escrow Agent, the other Secured Creditors and their respective successors and assigns; provided that the Assignor may not assign or transfer any of its rights or obligations hereunder.

            12.02. Any notice or other communication shall be given or made as provided in the Credit Agreement.

            12.03. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            12.04. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude or require any other or future exercise thereof or the exercise of any other right, power or privilege. All rights, powers and remedies granted to the Escrow Agent hereunder and under all other agreements, instruments and documents executed in connection with this Agreement shall be cumulative, may be exercised singly or concurrently and shall not be exclusive of any rights or remedies provided by law.

            12.05. The section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            12.06. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            12.07. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which shall constitute one instrument.

            12.08. None of the terms and conditions of this Agreement may be waived, changed, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Escrow Agent (acting at the direction of the Required Lenders).

            12.09. The Escrow Agent will hold in accordance with this Agreement all items of Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Escrow Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Escrow Agent shall act hereunder on the terms and conditions set forth in Section 12 of the Credit Agreement.

                                      * * *

                                                                         Annex A
                                                                         Page 10

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    THE ALPINE GROUP, INC.,
                                     as Assignor

                                    By:
                                       ----------------------------------
                                       Title:

                                    BANKERS TRUST COMPANY,
                                     as Escrow Agent

                                    By:
                                       ----------------------------------
                                       Title: